Exhibit 10.13

Prepared by, and after recording

return to:

Ashanté L. Smith, Esquire

Troutman Sanders LLP

Post Office Box 1122

Richmond, Virginia 23218-1122

Tenside

ASSIGNMENT OF SECURITY INSTRUMENT

(MULTIFAMILY DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING)

WALKER & DUNLOP, LLC, a Delaware limited liability company, whose address is 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814 ("Lender"), as the holder of the instrument hereinafter described and for valuable consideration hereby endorses, assigns and delivers to FANNIE MAE, a corporation organized under the laws of the United States of America, whose address is c/o Walker & Dunlop, LLC, 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, its successors, participants and assigns, all right, title and interest of Lender in and to the following:

A Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, among BR Carroll Tenside, LLC, a Delaware limited liability company (the "Borrower"), and Lender, as Mortgagee, dated as of the 14th day of July, 2016, and recorded immediately prior hereto, in the Fulton County, Georgia Records, securing the payment of a Multifamily Note, dated as of the 14th day of July, 2016, in the original principal amount of $52,150,000.00 made by the Borrower, payable to the order of Lender, and creating a first lien on the Leasehold Estate (as defined in the Security Instrument) in the property described in Exhibit A attached hereto and by this reference made a part hereof.

Together with any and all notes and obligations therein described, the debt secured thereby and all sums of money due and to become due thereon, with the interest provided for therein, and hereby irrevocably appoints assignee hereunder its attorney to collect and receive such debt, and to foreclose, enforce and satisfy the foregoing the same as it might or could have done were these presents not executed, but at the cost and expense of assignee.

Assignment of Security Instrument	Page 1

Together with any and all other liens, privileges, security interests, rights, entitlements, equities, claims and demands as to which assignor hereunder possesses or to which assignor is otherwise entitled as additional security for the payment of the notes and other obligations described herein.

This Assignment shall be governed in all respects by the laws of the state in which the aforementioned instrument was recorded and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Lender has caused its name to be signed hereto by Holly Shonosky, its Senior Closing Officer, and does hereby appoint said Holly Shonosky its authorized officer to execute, acknowledge and deliver these presents on its behalf, all done as of this 14th day of July, 2016.

Assignment of Security Instrument	Page 2

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:	/s/ Holly Shonosky (SEAL)
Holly Shonosky
Senior Closing Officer

Signed, sealed and delivered in the presence of:

/s/ Rob Littleton

Print Name: Rob Littleton, Unofficial Witness

/s/ S. Michelle Potts
Notary Public, Georgia
County, Fayette
[SEAL]

Date: June 24, 2016

My commission expires: June 8, 2019

Assignment of Security Instrument	Page 3

EXHIBIT A

TO THE ASSIGNMENT OF SECURITY INSTRUMENT

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot(s) 149 & 150 of the 17TH District, Fulton County, Georgia and being more particularly described as follows:

Beginning at a pk nail set at the southwest end of the mitered intersection of the westerly right-of-way line of Northside Drive (90' R/W) and the northerly right-of-way line of Tenth Street (60' R/W) said point being the POINT OF BEGINNING; thence along the northerly right-of-way line of Tenth Street (60' R/W the following courses and distances: North 89 degrees 35 minutes 01 seconds West a distance of 27.90 feet to a point; thence, North 89 degrees 34 minutes 09 seconds West a distance of 243.08 feet to a point; thence North 89 degrees 31 minutes 07 seconds West a distance of 149.89 feet to a pk nail set at the intersection of said right-of-way line and the easterly right-of-way line of Watkins street (R/W Varies); thence along the easterly right-of-way line of Watkins Street (R/W Varies) North 02 degrees 59 minutes 27 seconds East a distance of 245.14 feet to a pk nail set at the intersection of said right-of-way line and the southerly right-of-way line of Edgehill Avenue (40' R/W); thence along the southerly right-of-way line of Edgehill Avenue (40' R/W) South 84 degrees 28 minutes 25 seconds East a distance of 149.84 feet to a point; thence leaving said right-of-way line North 00 degrees 03 minutes 05 seconds West a distance of 40.33 feet to a point; thence North 00 degrees 05 minutes 47 seconds East, a distance of 107.91 feet to a pk nail set; thence South 89 degrees 42 minutes 31 seconds East a distance of 39.73 feet to a pk nail set; thence North 00 degrees 22 minutes 13 seconds East a distance of 100.06 feet to a pk nail set on the southerly right-of-way line of Eleventh Street (40' R/W); thence along said right-of-way line the following courses and distances: North 89 degrees 56 minutes 42 seconds East a distance of 142.12 feet to a point; thence South 89 degrees 58 minutes 43 seconds East a distance of 105.45 feet to a pk nail set of the intersection of said right-of-way line and the westerly right-of-way line of Northside Drive (90' R/W); thence along the westerly right-of-way line of Northside Drive (90' R/W) the following courses and distances: South 00 degrees 19 minutes 26 seconds West a distance of 147.18 feet to a point; thence South 00 degrees 26 minutes 51 seconds West a distance of 69.53 feet to a point; thence South 00 degrees 32 minutes 10 seconds West a distance of 242.59 feet to a pk nail set; thence South 48 degrees 31 minutes 09 seconds West a distance of 34.07 feet to a pk nail set and the TRUE POINT OF BEGINNING.

Assignment of Security Instrument	Page A-1